                                                                    EXHIBIT 99.2


                        DATA MANAGEMENT & RESEARCH, INC.
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


                          INDEX TO FINANCIAL STATEMENTS

                                                                                      PAGE
                                                                                      ----
Report of Independent Auditor......................................................    F-1
Balance Sheet - December 31, 2004..................................................    F-2
Statement of Operations - Twelve months ended December 31, 2004....................    F-3
Statement of Shareholder's Equity - Twelve months ended December 31, 2004..........    F-4
Statement of Cash Flows - Twelve months ended December 31, 2004....................    F-5
Notes to Financial Statements .....................................................    F-6

                         REPORT OF INDEPENDENT AUDITOR


The Board of Directors of
Data Management & Research, Inc.

We have audited the accompanying balance sheet of Data Management & Research, Inc. as of December 31, 2004, and the related statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Data Management & Research, Inc. at December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                                /s/ Ernst & Young LLP


Nashville, Tennessee
March 9, 2005,
except for Note 7, as to which the date is March 28, 2005

                        DATA MANAGEMENT & RESEARCH, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2004



         ASSETS
Current assets:
   Cash and cash equivalents ..............................................   $  93,741
   Accounts and unbilled receivables ......................................     417,720
   Prepaid expenses and other current assets ..............................      25,841
                                                                              ---------
      Total current assets ................................................     537,302
Property and equipment:
   Furniture ..............................................................     124,309
   Equipment ..............................................................     244,828
   Leasehold improvements .................................................      10,326
                                                                              ---------
                                                                                379,463
      Less accumulated depreciation and amortization ......................    (209,326)
                                                                              ---------
                                                                                170,137

Capitalized software costs, net of accumulated amortization of $45,688 ....       1,491
                                                                              ---------
         Total assets .....................................................   $ 708,930
                                                                              =========

         LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
   Accounts payable .......................................................   $  67,357
   Accrued compensation ...................................................     115,481
   Deferred revenue .......................................................     165,894
   Deferred tax liability, current portion ................................       7,501
   Other current liabilities ..............................................      92,762
                                                                              ---------
         Total current liabilities ........................................     448,995
Deferred tax liability ....................................................      13,113
Commitments and contingencies .............................................          --
Shareholder's equity:
   Common stock, no par value, 1,000 shares authorized;
      100 shares issued and outstanding ...................................       1,000
   Retained earnings ......................................................     245,822
                                                                              ---------
         Total shareholder's equity .......................................     246,822
                                                                              ---------
         Total liabilities and shareholder's equity .......................   $ 708,930
                                                                              =========

               See accompanying notes to the financial statements.

                        DATA MANAGEMENT & RESEARCH, INC.
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2004





Revenues .....................................................    $ 5,172,579
Operating costs and expenses:
   Cost of revenues ..........................................      1,556,143
   Product development .......................................        359,734
   Sales and marketing .......................................        612,909
   Depreciation ..............................................         35,136
   Amortization of capitalized software ......................         24,527
   Other general and administrative expenses .................      2,696,125
                                                                  -----------
         Total operating costs and expenses ..................      5,284,574

Loss from operations .........................................       (111,995)

Other income .................................................          6,259
Provision for taxes ..........................................          6,606
                                                                  -----------

Net loss .....................................................    $   (99,130)
                                                                  ===========

Net loss per share:
Basic and diluted net loss per share .........................    $   (991.30)
                                                                  ===========

Weighted average shares of common stock outstanding:
   Basic and diluted .........................................            100
                                                                  ===========

               See accompanying notes to the financial statements.

                        DATA MANAGEMENT & RESEARCH, INC.
                        STATEMENT OF SHAREHOLDER'S EQUITY
                          YEAR ENDED DECEMBER 31, 2004


                                                                              TOTAL
                                         COMMON STOCK         RETAINED     SHAREHOLDER'S
                                     SHARES      AMOUNT       EARNINGS        EQUITY
                                     ------      ------       --------     -----------
Balance at December 31, 2003.....       100     $   1,000     $ 344,952    $   345,952
Net loss.........................        --            --       (99,130)       (99,130)
                                   --------     ---------     ---------    -----------
Balance at December 31, 2004.....       100     $   1,000     $ 245,822    $   246,822
                                   ========     =========     =========    ===========


               See accompanying notes to the financial statements.

                        DATA MANAGEMENT & RESEARCH, INC.
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2004




OPERATING ACTIVITIES:
Net loss ....................................................................  $ (99,130)
Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation ..........................................................     35,136
      Amortization of capitalized software ..................................     24,527
Changes in operating assets and liabilities:
      Accounts and unbilled receivables .....................................    109,629
      Prepaid expenses and other current assets .............................     (9,237)
      Accounts payable ......................................................     19,000
      Deferred revenue ......................................................     15,710
      Accrued pension expense ...............................................     24,167
      Deferred taxes ........................................................     (6,606)
      Other current liabilities .............................................     21,368
                                                                               ---------
           Net cash provided by operating activities ........................    134,564

INVESTING ACTIVITIES:
Investment in capitalized software ..........................................    (21,994)
Purchase of property and equipment ..........................................    (79,826)
                                                                               ---------
             Net cash used in investing activities ..........................   (101,820)

FINANCING ACTIVITIES:
          Net cash provided by (used in) financing activities ...............         --
                                                                               ---------
Net increase in cash and cash equivalents ...................................     32,744
Cash and cash equivalents at beginning of period ............................     60,997
                                                                               ---------
Cash and cash equivalents at end of period ..................................  $  93,741
                                                                               =========


               See accompanying notes to the financial statements.

                        DATA MANAGEMENT & RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Data Management & Research, Inc. ("the Company") was incorporated in 1992 as a Tennessee corporation and is located in Franklin, Tennessee. The Company provides physician, employee and patient survey services to meet the ongoing information and business needs of the healthcare industry.

BUSINESS SEGMENT

The Company operates primarily in one business segment, services provided to healthcare organizations.

RECOGNITION OF REVENUE

Revenues are derived from survey and reporting services provided through our information products.

Revenues recognized from our survey related services are determined using the proportional performance method. Revenues are earned over the estimated survey cycle, which typically ranges from less than one month to up to four months. The survey cycle is generally initiated based on the receipt of the first survey response and runs through provision of related survey reports to the customer. All other revenues are recognized as the related services are performed or products are delivered to the customer.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and such differences could be material to the financial statements.

CASH AND CASH EQUIVALENTS

We consider cash and cash equivalents to be unrestricted, highly liquid investments with initial maturities of less than three months.

ACCOUNTS RECEIVABLE

Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivables from customers are typically due within 30 days and are unsecured.

UNBILLED RECEIVABLES

Unbilled receivables represent revenue earned for contracts accounted for using the proportional performance method for which invoices have not been generated or billing milestones have not been reached.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

We believe that no accounts receivable are doubtful for collection at December 31, 2004. The Company has experienced few historical write-offs. Management reviews its accounts receivable portfolio on a regular basis to determine if any amounts are potentially uncollectible. Write-offs are made in the period management determines a balance will not be collected.

                        DATA MANAGEMENT & RESEARCH, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation is provided using the straight-line method over the following estimated useful lives, except for leasehold improvements, which are amortized over the shorter of the estimated useful life or their respective lease term.

                                                                           YEARS
                                                                           -----
Furniture..............................................................      10
Equipment..............................................................       3


PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of deferred expenses associated with delivering survey services, prepaid insurance, warranty maintenance and technical support, and other assets expected to benefit future periods.

The Company defers certain direct, incremental costs associated with delivering survey services, such as postage and materials. These costs are charged to cost of revenues proportionally as revenues are recognized.

LONG-LIVED ASSETS

We account for assets of a long term nature ("long-lived assets") in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("Statement 144"), which requires that companies consider whether events or changes in facts and circumstances, both internally and externally, may indicate that an impairment of long-lived assets held for use are present. We measure any impairment based on discounted future cash flows from the long-lived assets. The cash flow estimates and discount rates incorporate management's best estimates, using appropriate and customary assumptions and projections at the date of evaluation.

DEFERRED REVENUE

Deferred revenue represents amounts, which have been billed or collected, but not yet recognized in revenue.

ADVERTISING

We expense the costs of advertising in accordance with SOP 93-7, "Reporting on Advertising Costs." Advertising expense for the year ended December 31, 2004 was approximately $6,600.

SHIPPING AND HANDLING COSTS

Shipping and handling costs are included in cost of revenues.

INCOME TAXES

The Company has elected to be taxed as an S-Corporation, and as such, the Company's income tax obligations pass through to its shareholder. No income tax liability or expense is recorded in these financial statements, except for certain state income taxes in states which do not recognize S-Corporations.

                        DATA MANAGEMENT & RESEARCH, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CAPITALIZED SOFTWARE COSTS

Capitalized software costs includes internal and external costs to develop our survey tools and reporting products. We capitalize the cost of software where the life expectancy is greater than one year and the anticipated cash flows from such software is expected to exceed its cost. During 2004, capitalized software was $21,994. Such amounts are included in the accompanying balance sheet under the caption "Capitalized software costs." We amortize capitalized software over its expected useful life, which is generally one to three years. Software costs that have been capitalized are subject to a periodic impairment review in accordance with our policy. Management did not identify any impairments of capitalized software during the year ended December 31, 2004.

NET LOSS PER SHARE

Net loss per share is determined following SFAS No. 128, "Earnings Per Share," ("Statement 128"). Under the provisions of Statement 128, basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and common equivalent shares outstanding during the period. The Company did not have any common stock equivalents as of December 31, 2004.

CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

We place our temporary excess cash investments in high quality, short-term money market instruments. At times, such investments may be in excess of the FDIC insurance limits.

Our services are provided to various companies in the healthcare industry that are located in the United States. We perform ongoing credit evaluations of our customers' financial condition and generally require no collateral from customers. A significant portion of our revenues are generated from a relatively small group of customers. Customers representing more than ten percent of net revenues during 2004 were as follows: HCA, Inc. - 17%, Community Health - 13%, and Vanguard Health - 11%. Total accounts receivable from these significant customers at December 31, 2004 were as follows: HCA, Inc.: $16,974, Community
Health: $-0-, and Vanguard Health: $32,352.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used in estimating fair value for financial instruments:

Cash and cash equivalents: The carrying amounts approximate the fair value because of the short-term maturity or short-term nature of such instruments.

Accounts receivable, accounts receivable-unbilled, accounts payable, accrued liabilities and deferred revenue: The carrying amounts, net of any allowances, approximate the fair value because of the short-term nature of such instruments.

2. SHAREHOLDER'S EQUITY

COMMON STOCK

We are authorized to issue up to 1,000 shares of common stock. As of December 31, 2004 one shareholder owned all issued and outstanding shares of the Company's common stock.

                        DATA MANAGEMENT & RESEARCH, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


3. EMPLOYEE BENEFIT PLANS

401(K) PLAN

We have a defined-contribution employee benefit plan ("401(k) Plan") incorporating provisions of Section 401(k) of the Internal Revenue Code. Our employees must have attained the age of 21 and have completed one continuous year of service to be eligible to participate in the 401(k) Plan. Under the provisions of the 401(k) Plan, a plan member may make contributions, on a tax-deferred basis, not to exceed the maximum amount allowed by the IRS. The Company has not provided matching contributions through December 31, 2004.

PROFIT SHARING PLAN

We have an employee profit sharing plan (the "Plan"). Our employees must have attained the age of 21, have completed one continuous year of service, completed 1,000 hours of service during each Plan year, and must be employed on December 31st in order to be eligible for a contribution during the year. Contributions vest 20% per year, and employees become fully vested after five eligible years of service. Forfeited, unvested balances are redistributed to employees remaining in the Plan. For the year ended December 31, 2004, the Company contributed $115,481 on behalf of the employees in the Plan.

On January 1, 2005, the 401(k) Plan and the Plan were merged to become the Data Management & Research, Inc. 401(k) Profit Sharing Plan.

4. LEASE COMMITMENTS

We lease office facilities in Franklin, TN, under an agreement that expires on August 31, 2007 and provides for two one-year renewal options. Our office lease agreement contains a provision for escalating rent payments over the initial term of the lease. We account for this lease by recognizing rent expense on the straight-line basis and adjusting the deferred rent expense liability for the difference between the straight-line rent expense and the amount of rent paid. The Company also leases certain office equipment under a non-cancelable operating lease. Total rent expense under all operating leases was approximately $102,000 for the year ended December 31, 2004.

Future rental payment commitments at December 31, 2004 under non-cancelable operating leases, with initial terms of one year or more, are as follows:

2005..............................................................    $  110,112
2006..............................................................        98,796
2007 and thereafter...............................................        67,346
                                                                      ----------
Total minimum lease payments......................................    $  276,254
                                                                      ==========


5. NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 2004
Numerator:
      Net loss..............................................   $        (99,130)
                                                               ================
Denominator:
      Weighted-average shares outstanding...................   $            100
                                                               ================
      Net loss per share, basic and diluted.................   $        (991.30)
                                                               ================

                        DATA MANAGEMENT & RESEARCH, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


6. RELATED PARTY TRANSACTIONS

The Company has one shareholder who owns all issued and outstanding shares of the Company's common stock. The shareholder holds the title of President and Chief Executive Officer. For the year ended December 31, 2004, the Company paid the shareholder approximately $2.0 million in compensation.

7. SUBSEQUENT EVENTS

On March 28, 2005, the Company and its sole shareholder entered into a stock purchase agreement with HealthStream, Inc. in which HealthStream, Inc. acquired 100% of the Company's common stock from the shareholder, for consideration of $9.1 million in cash and 479,234 shares of Healthstream, Inc. common stock.

In connection with the stock purchase agreement with HealthStream, Inc., the Data Management & Research, Inc. 401(k) Profit Sharing Plan was terminated.